Exhibit 10.6

EXECUTIVE EMPLOYMENT AGREEMENT

AGREEMENT made and effective as of the 24th day of June, 1991 by and between TRINITECH SYSTEMS, INC. a New York corporation with its principal office at 700 Canal Street, Stamford, CT 06902 (hereinafter “Employer”), and PETER KILBINGER HANSEN, (hereinafter “Executive”).

WHEREAS, Employer is in the business of developing and marketing computerized deal-entry systems for currency, bullion, and securities trading markets; and

WHEREAS, Employer desires to assure the services of Executive for the period provided in this Agreement, and Executive is willing to serve in the employ of Employer on a full-time basis for said period upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.     Employment. Employer agrees to employ Executive, and Executive agrees to enter the employ of the Employer for the period stated in paragraph “3” hereof and upon the other terms and conditions set forth herein.

2.            Position and Responsibilities. During the period of his employment hereunder, Executive agrees to serve as the President and Chief Executive Officer of the Employer, and to be responsible for the general management of the business affairs of the Company, reporting directly to the Board of Directors of the Employer (“the Board”).

3.            Term of Employment. The period of Executive’s employment under this Agreement shall be deemed to have commenced as of January 1, 1991, and shall continue for a period of five (5) years until December 31, 1996, and thereafter from year to year as mutually agreed upon.

4.            Duties. During the period of his employment hereunder and except for illness, vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that the foregoing shall not be construed to prevent Executive from acting as a Director or Counsel of any other non-competing corporation or entity when such activity does not materially affect the performance of Executive’s duties pursuant to this Agreement.

5.            Compensation. Employer shall pay Executive as compensation for his services hereunder, during the first year of this Agreement, (i) a base salary of $114,000 per year, payable bi-weekly, and (ii) such bonus or additional compensation as may be awarded to Executive from time to time by the Board or by a committee designated by the Board. Additionally, Executive shall be entitled to four (4) weeks paid vacation per year.

In addition to the Executive salary as set forth above, the Executive shall be entitled to receive the normal sales commission of 7.5% of the gross sales price of any products of the Employer which are sold through the direct sales efforts of the Executive. Such compensation shall be payable to Executive on the last business day of the month in which the final settlement payment is received from the customer.

6.            Reimbursement of Expenses. Employer shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performance of his obligations under this Agreement. Employer further agrees to provide and pay for a telephone line at Executive’s residence to be utilized by Executive for the business purposes of the Employer.

7.            Benefits. Employer shall provide to Executive the following additional benefits: (i) health and dental insurance for Executive and his family members at least equivalent to the executive level program offered by Blue Cross/Blue Shield, (ii) a term life insurance policy of $500,000 on Executive’s life with a beneficiary to be named by Executive, (iii) an automobile owned and maintained by the Company, plus fuel, insurance, tolls, and parking, and (iv) such profit sharing, stock option, or retirement plans as may be adopted or offered to any employee by the Employer or the Owner at any time during the terms of this Agreement.

8.            Disability Benefits. As used in this Agreement, the term “disability” shall mean the total and complete inability of the Executive to perform his duties under this Agreement as determined by an independent physician selected with the approval of the Employer and the Executive. In the event of such disability, the Employer shall continue to pay Executive the compensation set forth in Paragraph “5” hereof during the period of such disability; provided, however, that in the event the Executive is disabled for a continuous period in excess of eighteen calendar months, the Employer may, at its election, terminate this agreement in which event Executive shall be entitled to a lump-sum termination payment of $150,000.

9.            Payments Payable Upon Death. In the event of the death of Executive during the term of this Agreement, the compensation and benefits required to be paid hereunder shall continue to be paid for a period of twelve (12) months to the wife or dependent(s) of Executive, if surviving.

10.          Termination and Extension. This Agreement may not be terminated during its term by the Employer for any reason other than a material breach by the Executive of the Agreement. Upon its expiration, this Agreement shall be automatically renewed for additional one-year periods unless Employer shall provide Executive with written Notice of Intent not to renew this Agreement not less than three (3) months prior to the expiration of the initial term or any extension term thereof. In the event that Executive is terminated for any reason other than a material breach by Executive of this Agreement, the Executive shall be entitled to receive an amount equal to four (4) times his then current base salary and pro-rated payment of any bonus, cash or stock earned.

11.          Indemnification. The Employee hereby covenants and agrees that he will not do any act or incur any obligation on behalf of the Employer of any kind whatsoever unless authorized by the Employer. The Employer hereby covenants and agrees that it will indemnify Employee and hold him harmless from any obligation or liability incurred by the Employer or by the Employer as an Officer, Director, Employee, or Agent of the Employer, including the reasonable expenses of legal defense thereof, for any act, commission, or liability undertaken or incurred during the course of this Agreement.

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12.          Notices. All notices, demands, or communications hereunder shall be in writing and, unless otherwise provided, shall be deemed to have been duly given on the first business day after United States mailing by certified mail, return receipt requested, addressed to the parties at such address as they shall advise from time to time.

13.          Amendment. No modification, waiver, amendment, or discharge of this Agreement shall be valid unless the same is in writing and signed by each party hereto.

14.          Survival. The representations, warranties, covenants, and indemnifications contained herein shall survive the execution hereof and shall be effective regardless of the expiration or termination hereof.

15.          Enforcement; Severability. It is the desire and the intent of the parties hereto that the provisions of this Agreement hereof be enforced to the fullest extent permissible under the laws and public policy of the jurisdictions in which enforcement is sought. Accordingly, if any particular portion or provision of this Agreement shall be adjudicated to be invalid or unenforceable, the remaining portion or such provision or the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

16.          Governing Law and Venue. This Agreement shall be construed in accordance with the laws of the State of New York, and any proceeding arising between the Parties in any matter pertaining or relating to this Agreement shall be held or brought in the Supreme Court of the State of New York in and for the County of New York.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the 1st day of January, 1993:

TRINITECH SYSTEMS, INC.

By: /s/Peter Kiplinger Hansen

EXECUTIVE:

__________________________

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